Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 29, 2016 relating to the consolidated financial statements of Staffing 360 Solutions, Inc. as of and for the years ended May 31, 2016 and May 31, 2015 which appear in the Company’s Annual Report on Form 10-K for the year ended May 31, 2016 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ RBSM LLP

New York, NY

March 13, 2017